EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42153) of CHS Inc. and Subsidiaries of our report dated November 5, 2003 relating to the consolidated financial statements for the year ended August 31, 2003, which appears in this Annual Report on Form 10-K/A-3.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

March 1, 2004